Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical results of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to (i) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (ii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”). These transactions are described further below.

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East Texas Sale. On September 26, 2011, SandRidge entered into an agreement to sell producing properties located on approximately 25,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for an agreed upon price of $231.0 million, subject to post-closing adjustments (“East Texas Sale”). The transaction, which is subject to customary closing conditions, is expected to close in November 2011.

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SandRidge Permian Trust. On August 16, 2011, SandRidge Permian Trust (the “Trust”), a newly formed Delaware trust, completed its initial public offering of 34,500,000 common units representing beneficial interests in the Trust. Net proceeds to the Trust, after certain offering expenses, were approximately $580.6 million. Concurrent with the closing, SandRidge conveyed the Royalty Interests to the Trust in exchange for the net proceeds of the Trust’s initial public offering and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Trust. The Royalty Interests conveyed to the Trust are in certain oil and natural gas properties located in the Central Basin Platform of the Permian Basin in Andrews County, Texas and entitle the Trust to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and will use the remaining proceeds for general corporate purposes.

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Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico.

The unaudited pro forma condensed balance sheet is based on the unaudited June 30, 2011 SandRidge balance sheet and gives effect to the conveyance of the Royalty Interests and East Texas Sale as if those transactions occurred on that date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2010 is based on the audited statement of operations of SandRidge for the year ended December 31, 2010 and the unaudited statement of operations of Arena for the period from January 1, 2010 through July 16, 2010, and includes pro forma adjustments to give effect to the Arena Acquisition, the Royalty Interests conveyance and the East Texas Sale as if those transactions occurred on January 1, 2010. The unaudited pro forma condensed statement of operations for the six-month period ended June 30, 2011 gives effect to the Royalty Interests conveyance and East Texas Sale as if those transactions occurred on January 1, 2010.

The pro forma adjustments reflecting the Arena Acquisition under the acquisition method of accounting, the Royalty Interests conveyance and the East Texas Sale include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these pro forma statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. To the extent there are significant changes in the amounts associated with the East Texas Sale, the assumptions and estimates herein could change significantly. The pro forma statement for the year ended December 31, 2010 does not reflect any cost savings or other synergies that resulted from the Arena Acquisition.

These unaudited pro forma financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the transactions described above been completed on the assumed dates or for the periods presented, or which may be realized in the future. These unaudited pro forma financial statements should be read in conjunction with the accompanying footnotes, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2010, SandRidge’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011, the Trust’s Registration Statement on Forms S-1 and S-3 filed by SandRidge with the United States Securities and Exchange Commission (“SEC”) on May 25, 2011 and subsequent amendments thereto and the Trust’s Form 10-Q for the six months ended June 30, 2011.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2011

		Pro Forma Adjustments
	SandRidge Historical	SandRidge Permian Trust		East Texas Sale		SandRidge Pro Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,615	$500,635	(a)	$231,000	(b)	$736,250
Accounts receivable, net	162,976	—		—		162,976
Derivative contracts	2,513	—		—		2,513
Inventories	7,571	—		—		7,571
Other current assets	12,897	—		—		12,897

Total current assets	190,572	500,635		231,000		922,207
Oil and natural gas properties, using full cost method of accounting
Proved	8,552,148	—		(233,141	)(b)(c)	8,319,007
Unproved	624,668	—		—		624,668
Less: accumulated depreciation, depletion and impairment	(4,625,330)	—		—		(4,625,330)

	4,551,486	—		(233,141)		4,318,345

Other property, plant and equipment, net	519,364	—		—		519,364
Restricted deposits	27,902	—		—		27,902
Goodwill	235,396	—		—		235,396
Other assets	71,954	—		—		71,954

Total assets	$5,596,674	$500,635		$(2,141)		$6,095,168

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,019	$—		$—		$1,019
Accounts payable and accrued expenses	423,971	—		—		423,971
Billings and estimated contract loss in excess of costs incurred	41,232	—		—		41,232
Derivative contracts	149,374	—		—		149,374
Asset retirement obligation	25,360	—		—	(c)	25,360

Total current liabilities	640,956	—		—		640,956
Long-term debt	2,892,434	(80,000	)(a)	—		2,812,434
Derivative contracts	162,057	—		—		162,057
Asset retirement obligation	93,780	—		(2,141	)(c)	91,639
Other long-term obligations	10,762	—		—		10,762

Total liabilities	3,799,989	(80,000)		(2,141)		3,717,848

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at June 30, 2011 and December 31, 2010; aggregate liquidation preference of $265,000	3	—		—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at June 30, 2011 and December 31, 2010; aggregate liquidation preference of $200,000	2	—		—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at June 30, 2011 and December 31, 2010; aggregate liquidation preference of $300,000	3	—		—		3
Common stock, $0.001 par value, 800,000 shares authorized; 410,498 issued and 409,918 outstanding at June 30, 2011 and 406,830 issued and 406,360 outstanding at December 31, 2010	398	—		—		398
Additional paid-in capital	4,550,689	—		—		4,550,689
Treasury stock, at cost	(4,525)	—		—		(4,525)
Accumulated deficit	(3,109,725)	—		—		(3,109,725)

Total SandRidge Energy, Inc. stockholders’ equity	1,436,845	—		—		1,436,845
Noncontrolling interest	359,840	580,635	(a)	—		940,475

Total equity	1,796,685	580,635		—		2,377,320

Total liabilities and equity	$5,596,674	$500,635		$(2,141)		$6,095,168

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

			Pro Forma Adjustments
	SandRidge Historical	Arena Historical	Arena Acquisition		SandRidge Permian Trust		East Texas Sale		SandRidge Pro Forma
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$774,763	$114,833	$—		$—		$(58,563	)(l)	$831,033
Drilling and services	28,543	—	—		—		—		28,543
Midstream and marketing	100,118	—	—		—		—		100,118
Other	28,312	—	—		—		—		28,312

Total revenues	931,736	114,833	—		—		(58,563)		988,006
Expenses
Production	237,863	12,382	—		—		(18,719	)(l)	231,526
Production taxes	29,170	6,014	—		—		(1,624	)(l)	33,560
Drilling and services	22,368	—	—		—		—		22,368
Midstream and marketing	90,149	—	—		—		—		90,149
Depreciation and depletion — oil and natural gas	275,335	28,853	24,596	(d)	—		(28,819	)(m)	299,965
Depreciation, depletion and amortization — other	50,776	243	—		—		—		51,019
General and administrative	179,565	31,842	(27,587	)(e)	1,000	(i)	—		184,820
Loss (gain) on derivative contracts	50,872	(1,124)	—		—		—		49,748
Loss on sale of assets	2,424	—	—		—		—		2,424

Total expenses	938,522	78,210	(2,991)		1,000		(49,162)		965,579

(Loss) income from operations	(6,786)	36,623	2,991		(1,000)		(9,401)		22,427

Other income (expense)
Interest income	296	197	—		—		—		493
Interest expense	(247,738)	—	(2,504	)(f)	9,549	(j)	—		(240,693)
Other income, net	2,558	—	—		—		—		2,558

Total other (expense) income	(244,884)	197	(2,504)		9,549		—		(237,642)

(Loss) income before income taxes	(251,670)	36,820	487		8,549		(9,401)		(215,215)
Income tax (benefit) expense	(446,680)	23,100	424,400	(g)	—		31	(n)	851

Net income (loss)	195,010	13,720	(423,913)		8,549		(9,432)		(216,066)
Less: net income attributable to noncontrolling interest	4,445	—	—		31,542	(k)	—		35,987

Net income (loss) attributable to SandRidge Energy, Inc.	190,565	13,720	(423,913)		(22,993)		(9,432)		(252,053)
Preferred stock dividends	37,442	—	—		—		—		37,442

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$153,123	$13,720	$(423,913)		$(22,993)		$(9,432)		$(289,495)

Income (loss) per share available (applicable) to SandRidge Energy, Inc. common stockholders
Basic	$0.52								$(0.73)

Diluted	$0.52								$(0.73)

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	291,869		102,585	(h)					394,454

Diluted	315,349		79,105	(h)					394,454

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

		Pro Forma Adjustments
	SandRidge Historical	Arena Acquisition	SandRidge Permian Trust		East Texas Sale		SandRidge Pro Forma
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$579,053	$—	$—		$(24,224	)(l)	$554,829
Drilling and services	49,571	—	—		—		49,571
Midstream and marketing	38,570	—	—		—		38,570
Other	10,427	—	—		—		10,427

Total revenues	677,621	—	—		(24,224)		653,397
Expenses
Production	155,791	—	—		(8,733	)(l)	147,058
Production taxes	23,242	—	—		(729	)(l)	22,513
Drilling and services	33,099	—	—		—		33,099
Midstream and marketing	38,156	—	—		—		38,156
Depreciation and depletion — oil and natural gas	150,072	—	—		(3,275	)(m)	146,797
Depreciation and amortization — other	26,368	—	—		—		26,368
General and administrative	72,091	—	500	(i)	—		72,591
Loss on derivative contracts	107,640	—	—		—		107,640
Gain on sale of assets	(725)	—	—		—		(725)

Total expenses	605,734	—	500		(12,737)		593,497

Income from operations	71,887	—	(500)		(11,487)		59,900

Other income (expense)
Interest income	43	—	—		—		43
Interest expense	(121,167)	—	2,535	(j)	—		(118,632)
Loss on extinguishment of debt	(38,232)	—	—		—		(38,232)
Other income, net	1,335	—	—		—		1,335

Total other expense	(158,021)	—	2,535		—		(155,486)

Loss before income taxes	(86,134)	—	2,035		(11,487)		(95,586)
Income tax (benefit) expense	(6,967)	6,986 (g)	—		3	(n)	22

Net income (loss)	(79,167)	(6,986)	2,035		(11,490)		(95,608)
Less: net income attributable to noncontrolling interest	13,161	—	24,260	(k)	—		37,421

Net loss attributable to SandRidge Energy, Inc.	(92,328)	(6,986)	(22,225)		(11,490)		(133,029)
Preferred stock dividends	27,821	—	—		—		27,821

Loss applicable to SandRidge Energy, Inc. common stockholders	$(120,149)	$(6,986)	$(22,225)		$(11,490)		$(160,850)

Loss per share applicable to SandRidge Energy, Inc. common stockholders
Basic	$(0.30)						$(0.40)

Diluted	$(0.30)						$(0.40)

Weighted average number of common shares outstanding
Basic	398,343						398,343

Diluted	398,343						398,343

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed balance sheet as of June 30, 2011 is based on the unaudited June 30, 2011 balance sheet of SandRidge and assumes (i) conveyance of the Royalty Interests by SandRidge to the Trust and (ii) the sale by SandRidge of the East Texas Properties on that date. The unaudited pro forma condensed statement of operations for the year ended December 31, 2010 is based on the audited statement of operations of SandRidge for the year ended December 31, 2010 and the unaudited statement of operations of Arena for the period from January 1, 2010 through July 16, 2010, and includes pro forma adjustments to give effect to (i) SandRidge’s acquisition of Arena in July 2010, (ii) SandRidge’s conveyance of the Royalty Interests to the Trust and (iii) the East Texas Sale as if those transactions occurred on January 1, 2010. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2011 is based on the unaudited statement of operations of SandRidge for the six months ended June 30, 2011 and gives effect to (i) SandRidge’s conveyance of the Royalty Interests to the Trust and (ii) the East Texas Sale as if those transactions occurred on January 1, 2010.

Consolidation of the Trust by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Trust and that it will consolidate the activities of the Trust with its results for periods subsequent to the Trust’s initial public offering (“IPO”). In consolidation, the Trust’s net income attributable to common units of the Trust owned by third parties will be reflected as noncontrolling interest. Accordingly, the pro forma impact of the Royalty Interest conveyance primarily is limited to giving effect to noncontrolling interest accounting.

SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. These unaudited pro forma financial statements should be read in conjunction with the Trust’s Registration Statement filed on Forms S-1 and S-3 with the SEC by SandRidge on May 25, 2011 and subsequent amendments thereto, the Trust’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2010, and SandRidge’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma financial information:

(a)	Adjustment to reflect net proceeds from the Trust’s issuance of 34,500,000 common units to third parties through its IPO at a price of $18 per unit net of underwriting fees and offering expenses. A portion of the net proceeds were used to reduce amounts outstanding under SandRidge’s senior credit facility and the remaining proceeds will be used for general and corporate purposes, which may include funding of SandRidge’s drilling obligation to the Trust. Amounts outstanding under the senior credit facility totaled $80.0 million at June 30, 2011.

(b)	Adjustment to reflect proceeds from the East Texas Sale and a reduction to oil and natural gas properties with no gain or loss recognition in accordance with the full cost method of accounting.

(c)	Adjustment to reflect reduction of asset retirement obligation (“ARO”) and capitalized retirement costs for amounts attributable to the East Texas Properties.

(d)	Adjustment to recognize additional depletion attributable to the Arena Acquisition properties for the year ended December 31, 2010, using the unit of production method under the full cost method of accounting, as if the acquisition had taken place on January 1, 2010.

(e)	Adjustment to reflect the elimination of non-recurring expenses related to the Arena Acquisition that are reflected in the historical SandRidge or Arena income statement for the year ended December 31, 2010:

Acquisition costs(1)	$19,017
Stock compensation expense(2)	4,626
Cancelled options(3)	3,944

Total non-recurring expenses	$27,587

(1)	Expenses incurred by both SandRidge and Arena related to the Arena Acquisition, including professional fees and employee severance.

(2)	Stock compensation expense related to restricted stock awards of Arena common stock granted immediately prior to and in conjunction with the Arena Acquisition that were assumed by SandRidge.

(3)	Expense related to out-of-the-money Arena options that vested and cancelled at the time of the merger.

(f)	Adjustment to recognize additional interest expense related to the $177.9 million drawn on SandRidge’s senior credit facility to fund the cash portion of the Arena Acquisition purchase price. Additional interest expense was based upon the average annual interest rate paid on amounts outstanding under SandRidge’s senior credit facility during the period from January 1, 2010 to July 16, 2010.

(g)	Adjustment to reverse Arena’s historical income tax provision for the period from January 1, 2010 through July 16, 2010 and reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2010 and six months ended June 30, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $447.5 million and $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2010 and the six months ended June 30, 2011, respectively. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma condensed statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011.

(h)	Total shares issued in connection with the Arena Acquisition consisted of (i) approximately 188.9 million shares issued in exchange for 39.5 million shares of outstanding Arena common stock and (ii) 1.4 million shares issued in exchange for outstanding options to purchase Arena common stock considered in-the-money (based on the closing price of $35.98 per share of Arena common stock on July 16, 2010) that converted into shares of SandRidge common stock in accordance with the merger agreement.

(i)	The Trust’s general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Trust to SandRidge that will be eliminated in consolidation.

(j)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under senior credit facility with proceeds from the Trust’s IPO.

(k)	Reflects net income of the Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma income of the Trust of $60.6 million less estimated depletion of $12.6 million for the year ended December 31, 2010 and on pro forma income of $44.4 million less estimated depletion of $7.5 million for the six months ended June 30, 2011.

(l)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2010 and the six months ended June 30, 2011.

(m)	Adjustment to reduce depletion, using the unit of production method under the full cost method of accounting, and ARO accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2010 and the six months ended June 30, 2011.

(n)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2010 and the six months ended June 30, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (g) above.